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                                                                [TRAVELERS LOGO]

Exhibit 99.2


FOR IMMEDIATE RELEASE
TRAVELERS PROPERTY CASUALTY CORP. (NYSE: TAP.A AND TAP.B)


       TRAVELERS PROPERTY CASUALTY ANNOUNCES $500 MILLION SHARE REPURCHASE

HARTFORD, CONN. - SEPTEMBER 25, 2002 - Travelers Property Casualty Corp. (NYSE:
TAP.A and TAP.B) announced today that its Board of Directors authorized the company to spend up to $500 million for the repurchase of its Class A and Class B common stock. The repurchases may be made from time to time in the open market or through negotiated transactions, and the company expects to make the repurchases during a period ending on or about December 31, 2004.

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ABOUT TRAVELERS PROPERTY CASUALTY

Travelers Property Casualty (NYSE: TAP.A and TAP.B) is a leading provider of a wide range of insurance products. Travelers is the third largest commercial lines insurer, providing a broad range of insurance products including workers' compensation, integrated disability, property, liability, specialty lines, surety bonds, inland/ocean marine, and boiler and machinery. The company is the second largest writer of homeowners and auto insurance through independent agents. For more information on Travelers products, see www.travelers.com.

INVESTOR CONTACT:          Maria Olivo, 212.588.8408, molivo@travelers.com

MEDIA CONTACT:             Marlene Ibsen, 860.277.9039, mibsen@travelers.com


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